Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 31, 2025, with respect to the financial statements of ESS Tech, Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Portland, Oregon
November 13, 2025